UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PEPCO HOLDINGS, INC.

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(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Filed by Pepco Holdings, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

On May 22, 2014, Pepco Holdings, Inc. began conducting presentations and handing out the following FAQs to public utility commissions and their staff members, elected officials, customers, media and members of the community.

Q:	Why are Exelon and Pepco Holdings Inc. (PHI) combining?

A:	The combination of the companies brings together Exelon’s three top-performing electric and gas utilities – BGE, ComEd and PECO – and PHI’s electric and gas utilities – Atlantic City Electric, Delmarva Power and Pepco – to create the leading Mid-Atlantic electric and gas utility. The combined company will be able to build on the PHI utilities’ strong track record of improving system reliability, customer service and outage restoration capabilities to bring additional benefits to the customers and communities they serve. As part of the Exelon family of companies, the PHI utilities also will be part of a comprehensive effort to drive for even greater levels of customer service and reliability through the sharing of best practices. The combined utility businesses will serve approximately 10 million customers.

Q:	What will the combined company be named, and who will lead it? Where will the headquarters be located?

A:	The combined company will retain the Exelon name and will continue to be led by President and CEO Chris Crane. PHI Chairman, President and CEO Joe Rigby, who had previously announced his retirement, has agreed to stay on in that role through the closing of the transaction. There will be no change to Exelon’s board of directors.

In addition to maintaining Exelon’s corporate headquarters in Chicago, the combined company will maintain the regional headquarters of the PHI utilities in Washington, D.C. PHI’s three utilities – Atlantic City Electric, Delmarva Power and Pepco – will retain their local operational headquarters in Mays Landing, N.J., New Castle, Del., and Washington, D.C., respectively.

Q:	How will the combination benefit customers of Atlantic City Electric, Delmarva Power and Pepco?

A:	In addition to the customer service and reliability benefits gained through the sharing of best practices as part of the Exelon family of companies, upon completion of the transaction, Exelon will provide an aggregate $100 million – equivalent to approximately $50 per customer – for a Customer Investment Fund to be utilized across Atlantic City Electric’s, Delmarva Power’s and Pepco’s service territories as each state public service commission deems appropriate for customer benefits, such as rate credits, low income customers and energy efficiency measures.

All of Exelon’s utilities – BGE, ComEd and PECO, plus the PHI utilities – will leverage best practices across their respective businesses to continually enhance their safety, reliability, efficiency and customer service.

Customer rates will not increase as a result of this combination. The distribution and Standard Offer Service rates charged to customers will continue to be set in rate cases by the public service commission in each jurisdiction.

Q:	How will the combination improve reliability at the PHI utilities? What types of improvements can customers expect?

A:	Exelon and Pepco Holdings will make a commitment to further build upon the significant reliability progress underway at Atlantic City Electric, Delmarva Power and Pepco. The three utilities will continue to implement their current plans, including the DC undergrounding project, and will enhance their reliability targets. Exelon has committed to paying financial penalties if performance goals are not met.

This commitment is backed by the strong reliability performance of the current Exelon utilities. ComEd and PECO are delivering first-quartile performance, and BGE’s reliability metrics have risen to their best-ever levels since BGE joined Exelon in 2012, just shy of first quartile.

Q:	Will the combined company live up to its community commitments?

A:	Exelon and its operating companies have long histories of community support, philanthropy and leadership. These businesses will continue to honor their commitments to the utility communities they serve. In fact, the company has committed as part of this transaction that current levels of giving by the PHI companies will be maintained at their highest-ever level for at least a decade – a $50 million commitment.

Q:	Will this transaction affect Exelon’s utility customers at BGE, ComEd and PECO?

A:	The utilities within the new Exelon – BGE, ComEd and PECO and the PHI utilities – will remain standalone organizations, focused on safety, customer service, reliability and consistent infrastructure investment within their jurisdictions. However, the combination is expected to benefit all customers as the utilities work together to share best practices to continually enhance performance.

Q:	How does the transaction benefit Exelon and Pepco Holdings shareholders?

A:	This all-cash transaction offers $27.25 per share of Pepco Holdings stock. The combination of companies will be highly accretive to Exelon’s earnings starting in the first full year after close, and will be cash flow accretive. It also maintains Exelon’s upside to power market improvements while supporting its balanced and integrated business model. This transaction will create the leading mid-Atlantic electric and gas utility, one that is diversified across a number of regulatory jurisdictions, with a strong combined credit profile upon close and significant opportunities for continued improvement over time.

Q:	How does the transaction benefit Pepco Holdings employees?

A:	Exelon has committed to no involuntary merger-related job losses of PHI utility employees for two years following closing. For the majority of employees, there will be no change to their day-to-day responsibilities. However, there will be overlapping or redundant positions – and therefore some staffing reductions – in corporate or support functions after the transaction closes.

In general, we believe employees will enjoy more opportunities as part of the larger company. The companies’ cultures are aligned, with a shared focus on operational excellence, environmental stewardship, customer service and support for the communities they serve.

Q:	What approvals are required for the transaction, and when is it expected to close?

A:	The transaction requires the approval of Pepco Holdings stockholders. It also requires approvals by the Federal Energy Regulatory Commission and the public utility commissions of the District of Columbia, Delaware, Maryland, New Jersey and Virginia. The transaction is also subject to the notification and reporting requirements under the Hart-Scott-Rodino Act and other customary closing conditions.

The timing of the transaction closing depends upon obtaining shareholder and regulatory approvals. Exelon and PHI expect to obtain the necessary regulatory approvals to close the transaction in the second or third quarter of 2015.

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Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon Corporation (Exelon) and Pepco Holdings, Inc. (PHI), as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Exelon or PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the companies may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (12) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; (3) PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15; and (4) PHI’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) PART II, ITEM 1A. Risk Factors In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PHI undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Exelon or PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s or PHI’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.